EXHIBIT 99.1

Southern First Bancshares, Inc.

Annual Shareholders Meeting
May 17th, 2011

Southern FIRST

Greenville FIRST

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First’s actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First’s operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

85
NC
Charlotte
85
Greenville
26
SC
85
Atlanta
Columbia
GA

• Greenville First Bank opened in 2000

• $736 million in total assets (1)
• 8th largest bank headquartered in SC
•$564 million in total net loans
•$536 million in total deposits

• Greenville SC market – 4 offices
• #6 market share out of 35 banks (2)

• Columbia SC market – 2 offices
•$118 million in total deposits (1)

• SFST – 104 total employees
(1)	Year-end 2010
(2)	June 2010 FDIC

Southern First performance:

-	exceeds peer banks
-	earnings / asset quality / deposit growth

Southern First (SFST) - market valuation:

-	stock trades near peer multiples
-	trades at 60% of tangible book value

SFST: Market Valuation

Price Change (%)
60
40
20
0
-20
Thu 02 Sep 2010
Sat 02 Oct 2010
Tue 02 Nov 2010
Thu 02 Dec 2010
Sun 02 Jan 2011
Wed 02 Feb 2011
Wed 02 Mar 2011
Sat 02 Apr 2011
Mon 02 May 2011

Southern First (SFST) - 32.1%

SNL U.S. Bank & Thrift – 8.2%

SNL U.S. Bank $500MM - $1B – 9.3%

•	Generated pre-TARP earnings of $890 thousand

•	Net interest margin continues to expand

•	4th quarter earnings increase 188% over prior year

•	Spread and non-interest revenue are increasing

($ Thousands)	2010	2009	% increase
Net interest income	$20,212	$19,282	4.8%

Non-interest income	$2,371	$1,843	28.6%

Total revenue	$22,583	$21,125	6.9%

Pre-tax / Pre-provision earnings (1)	$6,693	$6,074	10.2%

(1) Pre-tax earnings + provision for loan losses

	2010	2009
Nonperforming loans / loans:	1.63%	2.04%
Nonperforming assets / assets:	2.03%	2.15%
Net charge-offs / loans:	.86%	.63%

3 straight quarters of improving nonperforming loans

•	$104 million in total retail deposit growth

•	30% increase in number of core transaction accounts

•	$79 million in new client transaction accounts

	Southern	All SC	SNL Banks
2010 year-end data	First	Banks	$500M - $1B
EARNINGS
Return on avg. assets	.12%	-.21%	.03%
Return on avg. equity	1.47%	-2.25%	.28%
ASSET QUALITY
Net charge offs / loans	.86%	2.05%	1.37%
Non performing assets / assets	2.03%	5.55%	3.91%
CAPITAL STRENGTH
Equity / Assets	9.58%	9.53%	9.16%
EFFICIENCY
Assets per employee	$7.07 mil	$ 4.21 mil

•	Lower credit costs and nonperforming assets

•	Preserve sound capital ratios

•	Improve margin and generate earnings momentum

•	Continue momentum in client growth and retail deposits

•	Lower regulatory risk profile

•	Create unforgettable client experiences

•	Communicate the Southern First story

Q1 Results:	2011	2010
Earnings : (before TARP expenses)	$ 537 thousand	$ 18 thousand

Net interest margin:	3.18%	2.83%

Nonperforming assets / assets:	1.95%	2.21%

Net charge-offs / loans:	.51%	.86%

Retail deposit growth:	$ 36 million	$ 53 million

Total risk based capital:	13.35%	13.10%

Allowance coverage of nonperforming loans:	76.56%	61.80%

Stock price / tangible book value:	62%	57%

Banking Landscape

•	Changing rapidly and permanently

Strategic Focus

•	Create a distinguishing value for the client

•	Intense focus on asset quality and risk management

•	Build a talented team recognized for market experience, depth of risk management and ability to generate value

•	Maintain a strong balance sheet

•	Capitalize on efficient Client FIRST model

•	Operate in great markets

Growth Plan

•	Proven ability to grow organically

•	Continue momentum in client growth and core deposits

•	Banker acquisition / market disruption

•	Strategic opportunities

– Industry consolidation

Capital Plan

•	TARP repayment

– Considering participation in the Small Business Lending Fund

– Timing / dilution of additional capital are critical factors

•	Strategic growth

•	Earnings momentum / organic capital

SFST: Investment Value

Growth Markets
Unique Model
Asset Quality
Core Deposits
Leadership Depth
Current Valuation
Southern FIRST